                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                 Three months ended      Six months ended
                                                         June 30,              June 30,
                                                --------------------  ------------------------
(in millions, except per share amounts)            1999       1998        1999      1998
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
BASIC EARNINGS PER SHARE (EPS)1

Earnings available for common stock              $    180   $   174    $    336   $   313
                                                ========== ========== ========== ==========
Average common shares outstanding                     367       382         370       382
                                                ========== ========== ========== ==========
Basic EPS                                        $   0.49   $  0.46    $   0.91   $  0.82
                                                ========== ========== ========== ==========

DILUTED EARNINGS PER SHARE (EPS)1

Earnings available for common stock              $    180   $   174    $    336   $   313
Less: assumed cash settlement of forward
  contract that may be settled in Company
  stock or cash                                        10         -          29         -
                                                ---------- ---------- ---------- ----------
Earnings available for common stock as
  adjusted                                            170       174         307       313
                                                ========== ========== ========== ==========


Average common shares outstanding                     367       382         370       382
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)               2         1           1         1
                                                ---------- ---------- ---------- ----------
Average common shares outstanding as
  adjusted                                            369       383         371       383
                                                ========== ========== ========== ==========
Diluted EPS                                      $   0.46   $  0.46    $   0.83   $  0.82
                                                ========== ========== ========== ==========


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
1  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and Statement of Financial Accounting Standards No. 128.
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